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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                  36-3145972
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(State of Incorporation or Organization)      (IRS Employer Identification no.)

    1585 Broadway, New York, New York                    10036
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(Address of Principal Executive Offices)               (Zip Code)

If this Form relates to the              If this Form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. [x]             check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-117752

Securities to be registered pursuant to Section 12(b) of the Act:


            Title of Each Class              Name of Each Exchange on Which
            to be so Registered              Each Class is to be Registered
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Global Medium-Term Notes, Series F,      THE AMERICAN STOCK EXCHANGE LLC
PLUS(SM) SPARQS due April 30, 2008
(Mandatorily Exchangeable for Shares of
Common Stock an Amount Payable in U.S.
Dollars Based on the Value of the
Nikkei 225 Index)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is: "Global Medium-Term Notes, Series F, PLUS(SM) due April 30, 2008 (Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Nikkei 225 Index)" (the "PLUS"). A description of the PLUS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-117752) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated November 10, 2004 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PLUS contained in the pricing supplement dated October 24, 2005 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PLUS

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the PLUS.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                              MORGAN STANLEY
                                              (Registrant)


Date: October 24, 2005                        By: /s/ W. Gary Beeson
                                                 -------------------------------
                                                 W. Gary Beeson
                                                 Assistant Secretary and Counsel

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                                INDEX TO EXHIBITS


Exhibit No.                                                       Page No.

4.1  Proposed form of Global Note evidencing the PLUS               A-1